Exhibit 5.1

ROPES & GRAY LLP THREE EMBARCADERO CENTER SAN FRANCISCO, CALIFORNIA, 94111 WWW.ROPESGRAY.COM

June 25, 2021

Dragoneer Growth Opportunities Corp.

One Letterman Drive

Building D, Suite M500

San Francisco, CA 94129

Ladies and Gentlemen:

We have acted as special United States counsel to Dragoneer Growth Opportunities Corp., a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-254845) (as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the Business Combination Agreement, dated February 2, 2021 (as amended on April 22, 2021 by Amendment No. 1 to the Business Combination Agreement, and as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Chariot Opportunity Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Chariot Merger Sub”), and Cypress Holdings, Inc., a Delaware corporation (“CCC”), pursuant to which Chariot Merger Sub will merge with and into CCC (the “Merger”), with CCC as the surviving company in the Merger.

Pursuant to the Business Combination Agreement, prior to and as a condition to the Merger, the Company will change its jurisdiction of incorporation from the Cayman Islands to Delaware pursuant to Part XII of the Companies Law (Revised) of the Cayman Islands and domesticate (the “Domestication”) as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing the Company’s Certificate of Incorporation, substantially in the form filed as Exhibit 3.2 to the Registration Statement and Certificate of Corporate Domestication, substantially in the form filed as Exhibit 4.4 to the Registration Statement, with the Secretary of State of the State of Delaware. The Domestication is subject to the approval of the shareholders of the Company. We refer herein to the Company following effectiveness of the Domestication as “New CCC”.

Promptly following the consummation of the Domestication, the Merger will occur, and after giving effect to the Merger, CCC will be a wholly-owned subsidiary of New CCC (the time that the Merger becomes effective being referred to as the “Effective Time”). In connection with the Domestication, on the date of closing of the Merger prior to the Effective Time, (i) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) will convert automatically by operation of law, on a one-for-one basis, into shares of New CCC Common Stock, par value $0.0001 per share (the “New CCC Common Stock”), including the Class A Ordinary Shares to be issued immediately prior to the closing of the Merger pursuant to the Forward Purchase Agreements (as defined below); (ii) each issued and outstanding Class B ordinary share, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares”) will convert automatically by operation of law, on a one-for-one basis, into shares of New CCC Common Stock (iii) each issued and outstanding whole warrant to purchase one Class A Ordinary Share of the Company will automatically represent the right to purchase one share of New CCC Common Stock at an exercise price of $11.50 per share of New CCC Common Stock (the “Warrants”) on the terms and conditions set forth in the Warrant Agreement and respective Forward Purchase Agreements (each as defined below); and (iv) each issued and outstanding unit of the Company that has not been previously separated into the underlying Class A ordinary shares of the Company and the underlying warrants of the Company prior to the Domestication (the “Company units”) will be cancelled and will entitle the holder thereof to one share of New CCC Common Stock and one-fifth of one warrant representing the right to purchase one share of New CCC Common Stock at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the warrant agreement.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of (i) 623,941,541 shares of New CCC Common Stock, representing (a) 76,500,000 Class A Ordinary Shares, including 17,500,000 Class A Ordinary Shares underlying the forward purchase units to be issued immediately prior to the closing of the Business Combination, (b) 17,250,000 Class B Ordinary Shares, and (c) up to 535,191,541 shares of CCC Common Stock that will be issued to the equityholders of New CCC in connection with the Merger, including up to 15,000,000 shares to be issued upon a CCC Triggering Event (as defined in the Business Combination Agreement) (collectively, the “Merger Shares”), (ii) 35,100,000 shares of New CCC Common Stock to be issued upon the exercise of the Warrants (the “Warrant Shares”) and (iii) 35,100,000 Warrants.

In rendering the opinions stated herein, we have reviewed the following:

(a) the Registration Statement;

(b) A copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) A copy of Amendment No. 1 to the Business Combination Agreement, dated April 22, 2021, as filed as Exhibit 2.2 to the Registration Statement;

(d) The form of Certificate of Incorporation of New CCC, to become effective upon the Domestication, filed as Exhibit 3.2 to the Registration Statement;

(e) The form of Bylaws of New CCC, to become effective upon the Domestication, filed as Exhibit 3.3 to the Registration Statement;

(f) The form of Certificate of Corporate Domestication of the Company, filed as Exhibit 4.4 to the Registration Statement;

(g) The form of Warrant certificate (the “Warrant Certificate”), filed as Exhibit 4.3 to the Registration Statement;

(h) An executed copy of the Warrant Agreement, dated August 13, 2020 by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.5 to the Registration Statement;

(i) An executed copy of the Forward Purchase Agreement, dated as of July 24, 2020 by and between the Company and Willett Advisors LLC (the “Willett Forward Purchase Agreement”), filed as Exhibit 10.8 to the Registration Statement;

(j) An executed copy of the Forward Purchase Agreement, dated as of August 12, 2020 by and between the Company and Dragoneer Funding LLC (the “Dragoneer Forward Purchase Agreement” and together with the Willett Forward Purchase Agreement, the “Forward Purchase Agreements”), filed as Exhibit 10.9 to the Registration Statement; and

(k) Resolutions of the Board of Directors of the Company and committees thereof relating to, among other things, the Registration Statement, the Merger and the Domestication.

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the DGCL and, in the case of paragraph (iv) below, the internal laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that upon effectiveness of the Domestication and the filing of the Certificate of Incorporation of New CCC with the Delaware Secretary of State:

(i) the issued and outstanding Class A Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of New CCC Common Stock as set forth in the Registration Statement;

(ii) the issued and outstanding Class B Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of New CCC Common Stock as set forth in the Registration Statement;

(iii) upon the effective time of the Merger, the Merger Shares will be duly authorized, validly issued, fully paid and non-assessable;

(iii) upon the further exercise by the holders of Warrants and the payment of the exercise price for the Warrant Shares pursuant to the Warrant Agreement, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable, and

(iv) the issued and outstanding Warrants will constitute valid and binding obligations of New CCC enforceable against New CCC in accordance with their respective terms when the Warrant Certificates have been duly executed, countersigned and delivered in accordance with the Warrant Agreement.

In addition, in rendering the foregoing opinions, we have assumed that:

(a) New CCC (i) will be duly incorporated and validly existing and in good standing, (ii) will have requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Agreement, the Business Combination Agreement, the Warrant Certificate and the Certificate of Incorporation;

(b) New CCC will have the corporate power and authority to execute, deliver and perform all its obligations under the Warrant Agreement, the Business Combination Agreement, the Warrant Certificate and the Certificate of Incorporation;

(c) the performance by New CCC of its obligations under the Warrant Agreement: (i) will not constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which New CCC or its property is subject, (ii) will not contravene any order or decree of any governmental authority to which New CCC or its property is subject, or (iii) will not violate any law, rule or regulation to which New CCC or its property is subject (except that we do not make the assumption set forth in this clause (c) with respect to the laws of the State of New York);

(d) the performance by New CCC of its obligations under the Warrant Agreement will not require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(e) Prior to effecting the Domestication and prior to the issuance of securities by New CCC: (i) the shareholders of the Company will have approved, among other things, the Domestication; and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

(f) The current draft of the Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

(g) The conditions to consummating the transactions contemplated by the Business Combination Agreement including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL, will have been satisfied or duly waived.

Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity, (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, and (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit.

We express no opinion as to the validity, legally binding effect or enforceability of Section 4.10 of the Warrant Agreement or any related provision in the Warrants that requires or relates to adjustments to the conversion rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture. Our opinions with respect to choice of law and forum selection provisions are given solely in reliance on, and are limited in scope to, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York. Our opinions are also subject to the qualification that the enforceability of provisions in the Warrant Agreement providing for indemnification or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, waivers of statutory, regulatory or constitutional rights may be limited on public policy or statutory grounds, and the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ or investors’ rights.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP